                                                                   EXHIBIT 10.14

                 AGREEMENT FOR ELECTRONIC DISTRIBUTION SERVICES

THIS AGREEMENT FOR ELECTRONIC DISTRIBUTION SERVICES ("Agreement"), dated as of February 17, 1998, is between CIBC Oppenheimer Corp. a Delaware Corporation, with offices at 1 World Financial Center, New York, New York, 10281 (hereinafter referred to as the "Company"), and MULTEX SYSTEMS, INC.. a Delaware Corporation with offices at 33 Maiden Lane, New York, N.Y. 10038 (hereinafter referred to as "Multex").

    WHEREAS, The Company and/or its subsidiaries, create, produce and develop various documents including but not limited to Market Data, Morning Meeting Notes and/or Published Research Reports and other financial documents.

    WHEREAS, The Company desires that its financial documents be distributed and made available to third parties such as institutional investors, funds and other "buy side" entities;

    WHEREAS, Multex provides research distribution services to institutional investors, funds, and other "buy" side entities using its proprietary software; and

    WHEREAS, The Company desires that Multex provide research distribution services, as more fully described in this Agreement, in order to enable the Company to distribute the Research as described above and defined below..

    NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

1.  Scope of Services.
--  -----------------
    (a) The Company and/or its subsidiaries create, produce and develop various financial data, analysis and documents including but not limited to Market Data, Earnings Estimates, Morning Meeting Notes and/or Published Research Reports and other financial documents covering, among others, the fixed Income, equity, foreign and global financial markets (all such information and/or documents being hereinafter collectively referred to as "Research"). The Company agrees to provide and contribute to Multex all of the Company's Research concurrently with the first publication or distribution by the Company of such Research in any medium, including its distribution of such Research to its own clients or to any other third party, including another Data Provider (as defined below). The Company grants to Multex the nonexclusive royalty free, worldwide right to receive, obtain, store, market and distribute the Research to (i) any entity as entitled by Company, as provided in Section 1 (c), hereinafter called "Entitled Entitles" which has subscribed to and is receiving research distribution services from Multex (collectively, the "Subscribers") and/or (ii) third party data providers ("Data Providers") for the purpose of redistributing the Research to the clients of such Data Providers which are Entitled Entities as provided in
Section 1(c). The Data Providers may include, but are not limited to, ADP, Bloomberg, Bridge, Disclosure, Dow Jones and Reuters. Multex shall not distribute the Research to any client of a Data Provider or Subscriber unless entitled by Company and thereafter an Entitled Entities and there is no royalty payments with regard to the distribution of the Research to the Entitled Entities as provided in this Agreement.
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    (b)  Multex agrees to receive the Research from the Company and to distribute the Research to the Data Providers and the Entitled Entities (collectively, the "Services"). As part of the Services, Multex grants to the Company a nonexclusive, non-transferable license to use Multex's proprietary software (the "Multex Software") solely for the purpose of contributing the Research as provided in Section 1(a) above.

    (c) The Company may from time to time, but not more often than once in any calendar month, request in writing a list of the current Entitled Entities and Multex will provide such list within 10 days after its receipt of the Company's written request. (Such a list of the Subscribers and clients d the Data Providers shall be provided upon execution of this Agreement and Company shall have 15 days to give Multex written notice of objection to entitlement of such Subscribers of clients of the Data Providers. Failure to so notify shall be deemed entitlement and they shall be deemed Entitled Entities.) The Company may upon at least 7 days prior written notice request that an Entitled Entity be de-entitled from access to its Research, and may upon at least 30 days prior written notice request that an entity be entitled, either as a Subscriber of Multex or as a client of the Data Provider, (once entitled, an Entitled Entity), for purposes of receiving the Company's Research. The Company may not' request that an Entitled Entity be de-entitled unless such Entitled Entity is also de-entitled from receiving the Research born all other Data Providers or other third party research distribution vendors to which the Company provides its Research. Multex shall use its best efforts to effect such entitlements or de-entitlements within the applicable time frames, provided that Multex shall not be obligated to provide the Services to any entity that refuses to execute, or which is in breach of, a Multex Customer Agreement or similar agreement with a Data Provider.

    (d) The Services provide the Company with the ability to transmit the Research to specific menu categories on the Company's home page on Bloomberg. Multex will transmit the Research in the appropriate format to the Company's home page on Bloomberg. It shall be the sole responsibility of the Company to ensure that the necessary programming changes have been made by Bloomberg in order for Bloomberg to be capable of (i) receiving the Research and distributing it to the appropriate specific menu categories and (ii) permitting either Multex or the Company to properly entitle Subscribers.

2.  Fees; Costs.
--  -----------
    (a)  The Company shall be solely responsible for the all costs relating to
(i) the preparation and development of the Research and (ii) the contribution and delivery of the Research to Multex. Such costs include, but are not limited to, costs for telecommunication lines, telephones, moderns, computers, magnetic tape, magnetic tape delivery and messenger services.

    (b) Multex shall be solely responsible for all costs associated with Multex Software and providing the Services.

3.  Term; Termination; Remedies upon Default.
--  ----------------------------------------
    (a) The initial term ("Initial Term") of this Agreement shall commence on the date of this Agreement and continue for a period of thirty-six (36) months from the date that the Services are first provided under this Agreement (the `Commencement Date"). Thereafter, this Agreement shall renew for successive one-year periods, unless terminated by either party by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term or any renewal period.

    (b) Either party, by written notice to the other party, may terminate this Agreement prior to the expiration of the Initial Term or any renewal term upon the occurrence of an `Event of Default" by the other party. An "Event of Default" shall mean: (i) the failure by a party to perform or observe any material term, covenant, agreement or warranty contained in this Agreement ("Material Default"), which is not cured within 30 days after written notice thereof; provided, that if the Material Default cannot reasonably be cured within 30 days and the defaulting party has commenced performance during such thirty (30) day period and diligently pursues curing such default, the time for curing such default shall be extended for such period as may be necessary to cure the default; or (ii) either party ceasing to do business or the filing of a petition in bankruptcy (voluntary or involuntary) with respect to a party, which in the case of an involuntary petition, is not vacated within 30 days,

    (c) The parties acknowledge and agree that the Research is unique to the Company, and that if the Company fails to provide the Research in a timely manner as described in Section 1(a) Multex may suffer irreparable harm for which the remedies at law may be inadequate, and/or may suffer damages the amount of which would be difficult or impossible to determine. Accordingly, in addition to Multex's right to terminate as provided in subsection (b) above, if the Company intentionally fails to contribute the Research in a timely manner as described in this Agreement, then Multex shall be entitled to seek injunctive relief.

    (d) The remedies contained in this Paragraph 3 are cumulative and are in addition to all other rights and remedies available to either party under this Agreement and the Exhibits hereto, by operation of law or otherwise.

4.  Indemnity.
--  ---------
    (a) Multex shall indemnify and hold the Company harmless from and against any costs, damages, expenses or liabilities (including reasonable attorney fees) incurred by the Company as a result of any claim or action brought against the Company based upon or arising out of the infringement by the Software as used in accordance with this Agreement of any patent, copyright or proprietary right of any third party, and Multex shall defend or settle, at its sole expense, any claim attributable to such infringement; provided that (i) the Company shall have promptly notified Multex in writing of such claim; (ii) Multex shall have sole control of the defense and settlement of such claim; and (iii) the Company shall cooperate fully with Multex in the defense of such claim, the cost of cooperation to be borne by Multex. In the event that the Company is enjoined or otherwise prohibited from using the Software, Multex shall, at its option, substitute non-infringing, equally functional Software, procure for the Company the right to continue using the Software, or terminate this Agreement.

    (b) The Company shall indemnify and hold Multex harmless from and against any costs, damages, expenses or liabilities (including reasonable attorney fees) incurred by Multex as a result of any claim or action brought against Multex based upon or arising our of (a) the infringement by the Research of any patent, copyright or proprietary right of any third party; (b) any libelous or slanderous statements contained in the Research; or (c) a violation of any the securities laws of the United States (or any other jurisdiction in which the Services are provided) arising out of the Research or the furnishing thereof to any party, and Company shall defend or settle, at its sole expense, any such claim or action; provided that (i) the Company shall have sole control of the defense and settlement of any action; and
(ii) Multex shall cooperate fully with the Company in the defense of such action, the cost of cooperation to be home by Company. In the event Multex is enjoined or otherwise prohibited from using any Research document, Company shall, at its sole expense, procure for Multex the right to continue using such document or substitute a non-infringing or non-violating version of such document.

5.  Confidential Information.
--  ------------------------
    (a) "Confidential Information" shall mean the Multex Software and any other information concerning Multex or the Company which is marked as confidential or which, under the circumstances, should be treated as confidential.

    (b) Each party shall hold the Confidential Information of the other parry in trust and confidence and shall not reproduce, disclose to any person, firm or enterprise, or use for its own benefit, any such Confidential Information (except as specifically permitted or contemplated by this Agreement). Each party shall ensure that its employees and agents are aware at this clause, and shall by instruction, agreement or otherwise cause such employees and agents to abide by the terms of this clause.

    (c) "Confidential Information" will not include any information that (i) is already rightfully known to a party at the time it is obtained from the other party, free from any obligation to keep such information confidential, (ii) is or becomes publicly known through no wrongful act of either party; (iii) is rightfully received from a third parry without restriction and without breach of this Agreement; (iv) is independently acquired or developed by a party without breach of any obligation hereunder; (v) is required to be disclosed pursuant to law, governmental regulation, or court order; or (vi) is in the public domain

6.  Limitation of Liability.
--  -----------------------
    (a) MULTEX WILL MAKE EVERY REASONABLE EFFORT TO PROVIDE THE SERVICES TO THE COMPANY, IT BEING ACKNOWLEDGED AND AGREED THAT MULTEX CANNOT AND DOES NOT GUARANTEE THE CONTENT, ACCURACY, TIMELINESS OR AVAILABILITY OF THE SERVICES OR THE RESEARCH AS DISPLAYED OR PROVIDED THROUGH THE SERVICES. ACCORDINGLY, EXCEPT FOR MULTEX'S FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, THE COMPANY AGREES THAT MULTEX SHALL NOT HAVE ANY LIABILITY OR OBLIGATION TO THE COMPANY OR ANY THIRD PARTY (WHETHER CAUSED DIRECTLY OR INDIRECTLY) RELATING TO OR ARISING OUT OF (i) THE INTERRUPTION, DELAY OR FAILURE IN THE TRANSMISSION, DELIVERY OR DISTRIBUTION OF THE SERVICES OR RESEARCH; (ii) THE UNAVAILABILITY OF MULTEX SOFTWARE OR THE SERVICES; (iii) THE ACCURACY OF THE RESEARCH OR SECURITIES OR COMMODITIES INFORMATION AND PRICES AS DISPLAYED,

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CARRIED OR FURNISHED BY OR THROUGH THE SERVICES; (iv) ERRORS OR OMISSIONS IN
CONNECTING, TRANSMITTING, PROCESSING, DISSEMINATING, DISPLAYING OR DISTRIBUTING THE RESEARCH OR THE INFORMATION CONTAINED THEREIN; OR (v) THE DISPLAYING OR FURNISHING OF THE RESEARCH, INCLUDING THE INFORMATION CONTAINED THEREIN. MULTEX'S SOLE LIABILITY TO COMPANY FOR ANY CLAIMS, NOTWITHSTANDING THE FORM OF SUCH CLAIMS (E.G., CONTRACT, NEGLIGENCE OR OTHERWISE), ARISING OUT OF ITEMS (i) THROUGH (v) ABOVE, SHALL BE TO USE REASONABLE EFFORTS TO RESUME THE SERVICES AND/OR TO MAKE THE MULTEX SOFTWARE AVAILABLE TO COMPANY AS PROMPTLY AS REASONABLY PRACTICABLE.

    (b) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR LOST PROFITS, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, OF ANY KIND ARISING OUT OF OR ATTRIBUTABLE TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF THE SAME EXCEPT TO THE EXTENT SUCH LOSS IS CAUSED BY THE OTHER PARTY'S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

    (c) The content, accuracy and completeness of the Research is the sole responsibility of the Company. Multex conducts no review whatsoever and exercises no editorial control over the Research and accordingly, Multex shall have no liability whatsoever (whether in contract or tort) for the content, completeness or accuracy of the Research (including, without limitation, any security or commodity price information contained in the Research).

    (d) Except for Multex's liability under Paragraph 4 or due to Multex's fraud gross negligence or willful misconduct (including but not limited to the changing or alteration of the Research by Multex as a result of its gross negligence or willful misconduct), Multex's maximum liability hereunder for any other cause, not exculpated hereunder, whether in tort or contract, shall not exceed the lesser of (i) actual damages or (ii) $5,000.

    (e) As used in this paragraph, the term "Multex" or Multex Software shall include each third party who provides Multex with any portion of the Services. Such third party shall not have any direct or indirect liability to Company for monetary damage on account of the Services provided or to be provided by Multex hereunder.

    (f) The parties acknowledge and agree that the limitations of liability set forth in this Section 6 are a condition of this Agreement, and that the consideration for the Services reflects the allocations of risk set forth in this Section 6.

7.  Ownership Rights.
--  ----------------
    (a) The Research is unique to the Company and shall remain the sole property of the Company and Multex shall not acquire any rights in the Research, other than the right to distribute the Research as set forth herein. Multex shall not change or alter the Research except with the Company's prior written approval.

    (b) The Software shall remain the sole property of Multex or its licensors. The Company may use the Software only in conjunction with the Services. The Company may permit the software to be used or accessed by no more than the number of concurrent users as may be agreed to in writing by the Company and Multex. The Company shall not copy, in whole or in part, the Software or related documentation, whether in the form of computer media, printed or in any other form; provided, however that Company may make one (1) of copy of the Software for back-up purposes only. Any copy of the Software shall contain the copyright and other proprietary notice which appears on and in the Software. Should The Software become inoperable, the Company may use the Software on a backup system for a period not to exceed thirty (30) days. The Company shall notify Multex of any such use within five (5) days. Should there be a requirement to permanently transfer the Software from the licensed configuration to alternate configuration, the Company shall first obtain the written consent of Multex, which shall not be unreasonably withheld.

    (c) The Company is not authorized or permitted to furnish the Services to any person or firm for re-use, redistribution or retransmission without the prior written approval of Multex.

    (d) THE COMPANY SHALL NOT MAKE ANY ALTERATION, CHANGE OR MODIFICATION TO THE SOFTWARE. COMPANY MAY NOT RECOMPILE, DECOMPILE, DISASSEMBLE, OR REVERSE ENGINEER THE SOFTWARE, OR OTHERWISE CREATE OR DERIVE SOURCE CODE FROM THE SOFTWARE, OR MAKE OR DISTRIBUTE ANY OTHER FORM OF THE SOFTWARE.

     (e) The Company may use the trademarks of Multex or its licensors, if at all, only to identify printed output produced by the Software and only in accordance with accepted trademark practice, including identification of the relevant trademark owner's name. The use of any trademark as authorized herein does not give the Company any rights of ownership or other rights relating to the trademark, and all goodwill resulting from any such use shall inure to the benefit of the relevant trademark owner.

    (f) The Company will not export or re-export the Software without the appropriate United States or foreign government licenses, and the consent of Multex.

8.  Warranties.
--  ----------
    (a) Multex hereby represents and warrants to Company as follows: (i) Multex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full authority to enter into this Agreement;
(ii) the Multex Software and the Services do not infringe the proprietary rights of any third party; (iii) Multex has the legal right and authority to license the Multex Software to Company; (iv) the medium on which the Software is delivered shall be free of defects in materials and workmanship under normal use for a period of thirty (30) days from the date of delivery and (v) the Multex Software will, under normal use and service, record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, date, integrity and performance, as the Multex Software records, stores, processes and presents calendar dates on or before December 31, 1999; will lose no functionality with respect to the introduction of records containing dates falling on or after January 1,2000, and will be interoperable with other software used by the Company which may deliver records to, or interact with, the Multex Software, including but not limited to back-up and archived data.

    (b) The Company represents and warrants to Multex that: (i) the Company is the owner of and has the right to provide the Research to Multex for distribution as provided herein; (ii) the Research does not contain any libelous or slanderous statements, and does not infringe the proprietary rights of any third party; and (iii) the Company will comply with all laws and regulations applicable to the creation and distribution of the Research and its use of the Services, including without limitation all securities law of the United States and any other jurisdiction (limited to those jurisdictions in which the entities as entitled to receive the Research by the Company are doing business) in or into which the Services are to be provided.

9.  Limitation of Warranties.
--  ------------------------

    THE COMPANY ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE WARRANTIES SPECIFIED IN PARAGRAPH 8, MULTEX MAKES NO OTHER WARRANTIES WHATSOEVER, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, CONCERNING THIS AGREEMENT, THE SERVICES OR EQUIPMENT, THE MULTEX SOFTWARE, THE THIRD PARTY SOFTWARE OR THE DOCUMENTATION. MULTEX DOES NOT GUARANTEE THE ACCURACY, VALIDITY OR COMPLETENESS OF THE RESEARCH AS DISPLAYED OR PROVIDED THROUGH THE SERVICES. MULTEX AND ITS THIRD PARTY LICENSORS DO NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS THE COMPANY MAY OBTAIN BY THE USE OF THE SOFTWARE OR SERVICES.

10.  Inaccuracy.
---  ----------
     The Company shall immediately notify Multex of any suspected inaccuracies in the Research or the Services.

11.  Compliance with Law.
---  -------------------
     (a) The Company shall be responsible (i) for compliance with all laws and governmental regulations affecting its business and (ii) for any use it may make of the Services or the Research to assist it in complying with such laws and governmental regulations, and Multex shall not hew any responsibility relating thereto (including, without limitation, advising the Company of its responsibilities in complying with any laws or governmental regulations affecting the Company's business). The Company shall not use or permit anyone to use the Services, the Software or the Research for any unlawful purpose

     (b) Multex shall a comply with all applicable U.S. States and local laws and regulations in its performance of its obligations hereunder

     (c) If after the date hereof any modifications to the Services shall be legally required. Multex shall, except to the extent such changes may be beyond (the capability of Multex to implement, modify the Services appropriately. If providing any of the Services to the Company hereunder violates, or in Multex's opinion is likely to violate, any laws or governmental regulations, Multex may, upon written notice to Company, immediately cease providing the affected Services to the Company.

12.  Advertising.
---  -----------

     Neither party shall use the name or marks of the other or its parent company or any subsidiary or affiliated company in any publicity release, advertising, or publicly displayed or distributed materials without securing the prior written consent of the party whose name is to be used, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing. Multex may disclose the fact of this Agreement.

13.  Independent Contractors.
---  -----------------------

     Multex and the Company are independent contractors. Personnel supplied by Multex hereunder, it any, are not Company's personnel or agents, and Multex assumes full responsibility for their acts. Multex shall be solely responsible for the payment of compensation, benefits, insurance and taxes relating to Multex's employees assigned to perform services hereunder. Notwithstanding the foregoing, Multex (and its employees) shall abide by Company rules and regulation while visiting Company's premises.

14.  General.
---  -------
     (a) This Agreement shall be binding upon the parties' respective successors and permitted assigns.

     (b) The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York.

     (c) No modification, amendment, supplement to or waiver of this Agreement or any Schedule or Exhibit hereunder, or any of their provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

     (d) A failure or delay of either patty to this Agreement to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereto shall in no way be construed to be a waiver of such provisions of this Agreement.

     (e) The terms and conditions of any and all Exhibits and Schedule to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

     (f) The headings herein are for convenience of reference only and shall not impact the meaning of this Agreement.

     (g) The provisions of Sections 4, 5, 6, 7, 8 and 9 shall survive termination or expiration of this Agreement.

     (h) Company shall provide Multex with reasonable access to its premises to perform the obligations set forth herein. Multex shall abide by the site regulations and security procedures applicable to reach site.

     (i) This Agreement constitutes the entire Agreement between the parties concerning and the subject matter hereof and shall supersede all prior agreements or understandings concerning such subject matter

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date first above written.

MULTEX SYSTEMS, INC.                            CIBC OPPENHEIMER CORP.
                                                The Company


By: /s/ Philip Callaghan                        By: /s/ Christopher Kotowski
    ------------------------                        ---------------------------
Name: Philip Callaghan                          Name: Christopher Kotowski
     -----------------------                         --------------------------
Title: CFO/ Secretary                           Title: Managing Director
      ----------------------                          -------------------------
Date: 2/17/98                                   Date: 3/3/98
     -----------------------                         --------------------------

                                 ADDENDUM NO. 1

This Addendum between Multex Systems, Inc. ("Multex") and CIBC Oppenheimer Corp. ("Company") hereby amends the Agreement for Electronic Distribution Services dated as of February 17, 1998 (the "Distribution Agreement") between Multex and Company. All defined terms used herein and not otherwise defined shall have the meanings set forth in the Distribution Agreement. In the event of a conflict or inconsistency between the terms of the Distribution Agreement and the terms of this Addendum, the terms of this Addendum shall control.

Multex and Company hereby agree as follows:

1) Company agrees that commencing 15 days after the date the Research was first published or distributed in any medium by the Company (the "Embargo Period"), Multex may market, license and sell the Research ("Embargoed Research") to any third party and the Embargoed Research shall not be subject to the entitlement provisions of Paragraph 1(c) of the Distribution Agreement. The Embargoed Research may be sold alone or aggregated with the research of other research contributors, and may be provided to third parties either directly by Multex or through a Data Provider.

2)  Multex shall pay to Company the following royalties (the "Royalties"):

    33% of the Net Fees (as defined below) received by Multex in respect of the sale or usage of the Company's Embargoed Research, whether such Embargoed Research is sold separately or as part of an aggregated product sold by Multex or through a Data Provider.

    "Net Fees" shall mean the gross revenues received by Multex for Embargoed Research, less any discounts, allowances, adjustments, distribution or pass through fees, taxes or other charges paid or incurred by Multex in connection with the Embargoed Research Multex may not distribute the Embargoed Research by credit card purchase on the MultexNET web site.

3) To the extent any third party is provided the Embargoed Research without a fee for a period of time (not to exceed 60 days) ("Concession Period') as a concession or promotion, then Multex shall not be obligated to pay any Royalties during such Concession Period and Royalties shall commence after the Concession Period has terminated.

4) Royalties shall be paid quarterly in arrears, within 45 days after the end of each 3 month period of this Agreement. Company shall receive a report with the Royalty payment showing Multex's sales of Company's Embargoed Research and/or third party usage during the previous 3 months Multex fully expects that Company shall earn the following minimum Royalties during the Initial Term: $50,000 for the first 12 months: $100,000 for the second twelve months; $150,000 for the final twelve months of the Initial Term. If in any of the foregoing 12 month periods, Company has not earned as a minimum the applicable Royalty, then in such event Multex may exercise either of the following options on or before the end of the respective 12 month period: (a) pay the shortfall between the actual earned Royalty and the expected minimum Royalty for the 12 month period or (b) terminate this Addendum in which case except for Multex's obligation to pay all Royalties earned to date. and Company's obligation to pay all outstanding sums due for Multex Research-On-Demand as set forth below, neither party shall have any further obligation under this Addendum

5) During the Initial Term of this Addendum and for a period of four (4) months thereafter, Multex shall, upon reasonable notice from Company, make available for inspection by Company's independent auditors ("Auditor") at Multex's offices, Multex's books and records relating to Royalty payments by Multex to Company, provided however, that Multex shall not be required to submit to such audit more than once in any calendar year. During any such audit, Multex shall disclose the identities of the Clients to the Auditor solely on the condition that the Auditor not disclose such identities to Company.

6) Multex shall make available to Company for Internal Distribution, as defined below, to Internal Users, as defined below, only selected historical investment research, business, economic and financial news and related information contained in the Multex database ("Multex Research-On-Demand"). The Services provided as Multex Research-On-Demand are described in Exhibit A annexed hereto and made a part hereof. Multex Research-On-Demand shall be subject to all of Multex's restrictions, moratoria, and/or limitations on availability regarding the research or documents included therein which are now or may in the future be imposed by Multex's contributors to the research or documents. The right to access Multex Research-On-Demand shall be personal to Company and belong solely to Company for Internal Distribution to Internal Users. Company may not sell or redistribute the Multex Research-On-Demand to any third party including any of the Services connected therewith or any content or research or documents therein, in any manner including for promotional purposes, marketing with third parties or the creation or marketing with third panics of branded or private branded Web sites. Company agrees that it shall not sublicense or authorize any person or entity to use the Multex Research-On-Demand without the prior written consent of Multex. Company shall pay for its retrieval of documents or research of Multex Research-On-Demand in accordance with Multex's then current Suggested List Prices as annexed hereto as Exhibit B as changed or substituted by Multex from time to time subject to the discount as hereinafter provided. In consideration for Company granting Multex the right to distribute its Embargoed Research as set forth above, Company is granted the following discount for Multex Research-On-Demand: 50% off Multex's then current Suggested List Prices as changed or substituted by Multex from time to time subject to a maximum discount of $250,000 for each 12 month period and no more than 750,000 over the Initial Term. Company shall pay for its retrieval of documents or research within 30 days after receipt of invoice from Multex.

7) The Company further grants to Multex the right to distribute its Research via MultexExpress (i) to the investment professionals and other employees of the Company ("Internal Users") and/or (ii) to third panics such as the customers or clients of the Company ("External Users"), all in accordance with the Additional Services provided by Multex as set forth on Exhibit C annexed hereto and made a part hereof. The distribution of Research to Internal Users is herein after referred to as "Internal Distribution", and the distribution to External Users is hereinafter referred to as "External Distribution". As part of the Additional Services, Multex grants to the Company a nonexclusive, non-transferable license to use its proprietary software (the "Multex Software') including certain software licensed from third parties as identified in Exhibit D annexed hereto (the "Third Party Software"). The Company agrees to abide by the Third Party License Requirements for End Users relating to the Third Party Software, as set forth in Exhibit D, which is incorporated herein. The Multex Software and the Third Party Software are sometimes hereinafter referred to as the Software. In further consideration of Company granting Multex the right to distribute its Embargoed Research as set forth above, there shall be no fee charged Company by Multex for these Additional Services for up to a combined total of 1,000 Users (both Internal Users and External Users), a savings based upon current fees of up to $200,000 per annum. For all Users over 1,000, Company shall be charged the then current standard fees that Multex charges for Internal and External Users as may be changed from time to time. All such fees shall be paid quarterly in advance within 15 days of invoice. Company shall be responsible for and pay all taxes applicable to the Additional Services. Multex shall provide to the Company free of charge, maintenance updates and revisions ("Updates') to Multex Software as commercially released by Multex. Any enhancements, modifications, software development, operation and technical support, customization or integration not included in the Additional Services or the Updates, or which are made specifically for or at the request of the Company shall be paid for by Company on a time and material basis at Multex's then current time and material rates. Multex's current time and material rates are from $150.00 to $200.00 per hour, per person depending on the skill and level of such person.

8) It is acknowledged that Multex as further and additional consideration for Company granting Multex the right to distribute its Embargoed Research as set forth above has waived the distribution fees of $50,000 per annum for distribution of the Company Research in accordance with the Distribution Agreement.

9) It Company wishes to terminate Multex's right to distribute the Embargoed Research as set forth above, it may do so by terminating this Addendum and all rights pursuant thereto on 30 days prior written notice to Multex.

10) Termination of this Addendum by either party shall not effect the Distribution Agreement which shall survive such termination.

MULTEX SYSTEMS, INC.                            CIBC OPPENHEIMER CORP.
                                                The Company

By: /s/ Philip Callaghan                        By: /s/ Christopher Kotowski
    ------------------------                        -------------------------
Name: Philip Callaghan                          Name: Christopher Kotowski
     -----------------------                         ------------------------
Title: CFO/Secretary                            Title: Managing Director
      ----------------------                          -----------------------
Date: 2-17-98                                   Date: 3-3-98
     -----------------------                         ------------------------

                                   EXHIBIT A
                                    Services

Service(s) Description

The Multex Research-On-Demand database presently consists of at least 150,000 historical research reports from brokerage firms and third parries, which are made available for purchase and which may be subject to certain embargo periods prior to release and sale as determined solely by Multex and its contributors.

Service Format

Multex shall make the reports available in Adobe Acrobat format and any such additional format that Multex may later choose to support as part of its Services.

                                   EXHIBIT B
                                   ---------

                        SUGGESTED LIST PRICES AND TERMS
                                  FOR SERVICES
                                  ------------

Multex's Suggested List Prices for retrieval of documents by the Company.

          Multex Research on Demand:
          --------------------------

          Report Size     Suggested Retail Price
          -----------     ----------------------
          1-5 pages       $10 per report
          6- 12 pages     $25 per report
          13 - 20 pages   $50 per report
          21 - 40 pages   $75 per report
          40 - 60 pages   $100 per report
          61- plus pages  $150 per report

                                   EXHIBIT C

                            THE ADDITIONAL SERVICES

A.  Description of the Additional Services:

Multex will provide the following Additional Services constituting MultexExpress to the Company

1. Multex will develop a private label Company research and document web site (`he "Company Web Site"), co-branded with Multex's logo and substantially similar in look, feel, navigation and function to Multex's MultexNET research web site. The Company Web Site will be hosted and maintained by Multex Systems, Inc. and will reside at Multex Systems, Inc.'s central site at 33 Maiden Lane 5th floor New York, New York 10038. The Company Web Site may be accessed by the Users via the World Wide Web ("WWW"), by logging onto the Company's home page and clicking an icon or other prompt indicating "Research". This prompt will seamlessly link to the Company Web Site and will ask the User for a user Name and Password before allowing the User to view the documents. Alternatively, at Company's option, the Company Web Site can be accessed directly by its own URL without requiring that The User first visit the Company's home page, but a password will still be required.

2. Multex will create User ID's and Passwords to be issued to the Company for Internal and External Distribution.

3. Multex will distribute within the Company the Internal Documents which have been contributed by the Company and, subject to Section 6 below, the Sell Side Research which has been contributed by the brokers.

4. The Company will access the Additional Services via workstations connected to the Company's own web server over the Company's own WAN or the Intranet, which in turn will redirect any inquires for research to Multex's web server. These connections will be via a suitable browser (HTTP) of Company's choice (Netscape, Explorer, etc.) and over a secure (port 443) or unsecured (port 80) line. All requests will be resolved at Multex's central site and all matching headlines returned to the workstation as a linked HTML page.

5. The Multex Internet servers are shared among several clients, with dedicated hardware available for an additional fee. When a document is queried, it is copied from Multex's central site to the workstation. Thus the file copy is exposed to the speed of the slowest link between Multex and the desktop. (e.g. private connection, Company's WAN, desktop LAN speed, etc.). Centralised file caching is available on Company's site with additional hardware.

6. If as of the date hereof, the Company receives Sell Side Research from Brokers, then Multex will as part of the Service distribute the Sell Side Research to Company, subject to the consent and approval of the Brokers and any restrictions or limitations imposed by the Broker. The Company is responsible for obtaining the approval of each Broker for the Company to (i) contribute the Sell Side Research to Multex and (ii) permit Multex to distribute the Sell Side Research to Users. Once the approval referred to in subsection (i) has been obtained, Multex will co-operate with the Company to set up and install broker for contribution of its Sell Side Research to Multex.

7. Multex will provide the number of User ID's and Passwords requested by the Company, as provided in this Agreement. The Company is responsible for distributing the User ID's and Passwords to qualified Users to be used in accordance with this Agreement.

8. Multex will provide the following reports to the Company: (a) Monthly Entitled Reports, indicating the Users entitled for access to the Additional Services, and the document groups to which the Users are entitled; (b) Monthly Usage Reports, indicating the frequencies and types of documents accessed by Users or user groups.

B.  Software/Hardware Requirements for the Additional Services

In order to access the Services, the Company must have the following minimum configuration:

1.  Hardware:  1 HP LaserJet 4M or better printer or equivalent (for non-
--  --------
    postscript printers 8Mb of memory is required).

2.  Network: The Company must have a minimum of 1 dedicated TI line between the
--  -------
    Company and Multex Systems, Inc.'s central site (based on Company's network design and access requirements), including routers and modems. Prior to the installation of the dedicated line, a URL link will be provided so that the Company's web server may access the Services via Multex Systems, Inc.'s own web server.

3.  Software.  Netscape ( 2.0 or above ) or Internet explorer (3.0 or above)
--  --------
    browser; TCP/IP; Windows NT or Windows 95 operating system.

4.  Optional Equipment/Software:  Based on the Company's network design, the
--  ---------------------------
    addition of proxy servers could optimise the usage of Company's internal WAN and reduce the traffic across the line between the Company and Multex.

All equipment, software and data communications facilities set forth above shall be provided by the Company at its sole expense. However, in order to ensure compatibility and efficient installation. Multex will purchase and supply the software required for the Services, and will invoice the Company for all costs associated therewith. Company will pay such invoices within 30 days of receipt thereof.

C.  The Company's Obligations:

1. The Company will provide to Multex, in writing, the name, address, fax and e-mail address of each User, with instructions regarding what document groups to entitle for each User. The Company shall designate one contact (and one alternate) for the purpose of providing entitlement information to Multex. The Company shall be solely responsible for determining which Users are to be entitled for the Additional Services and for individual documents groups. Accordingly, Multex shall only be obligated to entitle or de-entitle a User for the Additional Services if it receives written notification from the designated contact and then only in accordance with the specific information provided by such contact. Multex shall have no liability arising out of or in connection with any entitlement requests which do not comply with the procedures set forth in this Section. Alternatively, Multex may provide the Company with the ability to entitle the Company's Users on-line, in which case Company shall perform, control and administer all aspects of the entitlements, and Multex shall have no responsibility or liability in connection therewith.

2. The Company shall be responsible for invoicing and collecting any fee which the Company charges it Users for access to the Company Web Site.

3. The Company will maintain, monitor, and provide for the timely contribution of all Documents contributed by Company to Multex.

4. The Company will keep accurate books and records relating to Users, Passwords and its use of the Services.

IT IS SPECIFICALLY UNDERSTOOD THAT ALL OF THE ADDITIONAL SERVICES TO BE PROVIDED BY MULTEX ARE SET FORTH IN THIS EXHIBIT C, AND THAT NO OTHER SERVICES, SOFTWARE DEVELOPMENT, ENHANCEMENTS, MODIFICATIONS, SUPPORT CUSTOMIZATION OR INTEGRATION ARE INCLUDED IN THE ADDITIONAL SERVICES.

                                   EXHIBIT D
                              THIRD PARTY SOFTWARE
                 THIRD PARTY LICENSE REQUIREMENTS FOR END USERS

Third Party Software
--------------------

Fulcrum Technologies Search tool (the "Fulcrum Software")

Third Party Software License Requirements for End-Users
-------------------------------------------------------

The Company acknowledges that

     a) title to and ownership of the Fulcrum Software and all rights related thereto, including patent, trademark and copyright related thereto are and shall remain the exclusive property of Fulcrum Technologies, Inc. or its licensees;

     b) the Company shall only acquire the right to use the Fulcrum Software in accordance with this Agreement; and

     c) the Company shall take all necessary steps to ensure that all intellectual property underlying the binary version of the Software remains confidential.

"End Users" are Internal or External Users as authorised by the Company to use the Third Party Software to view the Research.